SECOND AMENDED PARTNERSHIP AGREEMENT

This Second Amendment to the Partnership Agreement is made and entered into effective this 1st day of October, 2011, by and between VICTORY ENERGY CORPORATION (“Victory”), and THE NAVITUS ENERGY GROUP, a Texas General Partnership (“Navitus”), composed of JAMES CAPITAL CONSULTING, LLC (“JCC”) JAMES CAPITAL ENERGY, LLC (“JCE”), RODINIA PARTNERS, LLC (“RP”), and NAVITUS PARTNERS, LLC, (NC), hereinafter collectively referred to as the “Partners”.

RECITAL

WHEREAS, effective January 1st, 2008 Victory, JCC and JCE formalized their Partnership Agreement under the name of The Victory Energy/James Capital Energy, LLC, Joint Venture, a Texas General Partnership; and,

WHEREAS, by an Amendment dated April 2, 2010, but effective as of January 1, 2008, JCC, JCE and VICTORY entered into a First Amended Partnership Agreement, re-naming the Partnership as Aurora Energy Partners, a Texas General Partnership; and,

WHEREAS, since the execution of the First Amended Partnership Agreement, JCC, JCE, RP and NC have entered into a General Partnership Agreement, which partnership is known as The Navitus Energy Group (Navitus), whom each of the parties hereto have agreed to substitute as a Partner to this Second Amended Partnership Agreement, in lieu of JCC and JCE on an individual basis; and,

WHEREAS, Navitus has agreed, at its option, to provide funding to Victory and/or Aurora for the purposes of acquiring and developing oil and gas properties, minerals and royalties, or such other purposes as are consistent with the purposes of the Partnership, in such amounts as may be determined appropriate by Navitus, and under those terms and conditions hereinafter specified; and,

WHEREAS, in consideration of the foregoing, Navitus and Victory have agreed to amend the First Amended Partnership Agreement to reflect the substitution of Navitus as a partner in Aurora, and to provide for the more specific allocation of partnership assets, funding agreements, ownership percentages and partnership obligations as hereinafter described;

NOW THEREFORE, for and in consideration of the mutual covenants herein contained, the Partners hereby amend the First Amended Partnership Agreement of Aurora Energy Partners, a Texas General Partnership, under and pursuant to the Texas Revised Partnership Act [Art. 6132(b) of the Revised Civil Statutes of the State of Texas] in the manner and for the purposes as hereinafter set forth:

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ARTICLE I - NAME AND PLACE OF BUSINESS

1.01           The activities and business of the Partnership shall be conducted under the name of Aurora Energy Partners, a Texas General Partnership (“Aurora”) in Texas, and under such variations of this name as may be necessary to comply with the laws of other states within which the Partnership may do business or make investments.

1.02           The principal place of business of the Partnership shall be Aurora Energy Partners, a Texas General Partnership, 3355 Bee Caves Road, Suite 608 Austin, Texas 78746, but additional places of business may be located elsewhere.

1.03           The mailing address of the Partnership shall be Aurora Energy Partners, a Texas General Partnership, 3355 Bee Caves Road, Suite 608, Austin, Texas 78746.

ARTICLE II – PURPOSES OF THE PARTNERSHIP

The purpose of the Partnership shall be as follows:

2.01           The purposes of the Partnership shall be to enter into and conduct any and every lawful business and investment activity that the Partners may agree upon from time to time.  Initially, the purposes of the Partnership shall be to acquire, own and dispose of oil, gas and other mineral properties including permits, licenses, leases and all other types of rights of every nature and character in connection therewith and incident thereto, and to explore, develop and operate such properties in accordance with such rights for the production of oil, gas and other minerals and, in connection therewith, to save, store, treat, transport and market oil, gas and other minerals and the products derived therefrom.  The purposes aforesaid shall be accomplished by:

(a)   Acquiring Partnership properties.

(b)   Acquiring like properties and rights, or contractual rights to acquire the same, either alone or in conjunction with others which, in the opinion of the Managing Partner, are related in any way to the Partnership Properties.

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(c)   Conducting geological and geophysical investigations on the Partnership Properties or on areas related thereto, including without limitation the exploration thereof through means and methods of exploration deemed appropriate by the Managing Partner.

(d)   Drilling, equipping, reworking, plugging back or deepening, either alone or in conjunction with others, such wells on the Partnership properties as the Managing Partner may determine.

(e)   Plugging and abandoning any well which on being drilled results in a dry hole, or which, having once produced, is no longer capable in the judgment of the Managing Partner of producing oil, gas and other minerals in commercial quantities.

(f)   Completing any well that in the judgment of the Managing Partner is prospectively capable of producing oil, gas and other minerals in commercial quantities and furnishing equipment therefore.

(g)   Establishing such facilities at such places as in the judgment of the Managing Partner may be appropriate in the conduct of the affairs and business of the Partnership.

(h)   Employing personnel, agents and representatives with such powers and duties, upon such terms and conditions, at such places, and for such compensation as in the judgment of the Managing Partner may be necessary or advisable in carrying on the business of the Partnership.

(i)   Making contracts with independent contractors for such work and upon such terms and conditions as in the judgment of the Managing Partner may be necessary or advisable in connection with the business of the Partnership.

(j)   Employment of such legal, accounting, geological, geophysical and engineering services and advice as in the judgment of the Managing Partner may be appropriate in the conduct of the affairs of the Partnership.

(k)   Entering into any operating agreement with others with respect to the Partnership properties containing such terms, provisions and conditions as the Managing Partner may approve and the amendment, revision and termination thereof.

(l)   Purchasing and maintaining a supply of equipment and materials of all kinds for use in the business of the Partnership.

(m)   Payment of royalties, overriding royalties and other sums payable or reserved in connection with oil, gas and other minerals produced from the Partnership properties, or any part thereof, and payment of rents, rentals, fees and other sums applicable to the lands, permits, licenses, leases and rights comprising the Partnership properties, or any part thereof.

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(n)   Making contributions, either of interests in Partnership properties or of money, to encourage drilling by others in areas near or adjacent to Partnership properties and farm out agreements or other agreements with respect to Partnership properties in order to secure exploration or testing of the Partnership properties. It is expressly understood that the Managing Partner shall have the' power and authority to assign interests in Partnership properties (whether such interests are mineral, royalty, overriding royalty, working, net profits, or of any other kind and whether presently possessable and enjoyable when assigned or becoming possessable and enjoyable in the future upon the happening of an event or the passing of time) to employees, consultants and independent contractors of the Partnership when in the judgment of the Managing Partner such assignments of interests are justified as compensation or are contracted for as compensation and whether or not such contracts are verbal or in writing.

(o)   Making agreements relating to unitization, pressure maintenance, recycling, spacing of wells, rates of production and other arrangements relating to the conservation and recovery of oil, gas and other minerals.

(p)   Treating, storing, transporting and marketing oil, gas and other minerals and acquiring or constructing facilities and plants therefore, including, by way of illustration and not by way of limitation, terminals, storage depots, pipelines and other means of transportation, and facilities for the extraction, separation, recovery, manufacture, storage, processing, transportation and marketing of natural gasoline, liquefied petroleum gas, sulphur, and hydrocarbons in any form.

(q)   Borrowing money from banks and other lending institutions for all of the purposes of the Partnership, and pledging, mortgaging and otherwise encumbering Partnership properties, the production of oil, gas and other minerals therefrom and other assets of the Partnership, to secure repayment of the sums so borrowed.

(r)   The sale, disposition, farm out, or release of any part or portion or all of the Partnership properties and any other assets of the Partnership, and the undivided interests therein, as well as the sale for cash or services or supplies or other consideration of interests in production from the Partnership properties in the form of overriding royalty interests, production payment interests and like interests of every kind.

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(s)   Carrying insurance in such amounts and with such coverage as in the judgment' of the Managing Partner may be necessary or advisable with respect to the Partnership properties and other assets of the Partnership and the risks and the business of the Partnership.

(t)   Engaging in any and all acts or activities appropriate, advisable or necessary in the judgment of the Managing Partner in conducting the affairs of the Partnership and in furtherance of its objectives.

(u)   Manage, acquire, sell, and exchange oil and gas working interests, mineral interests, overriding royalty interests, non-participating royalty interests, and royalty interests.

ARTICLE III - TERM OF PARTNERSHIP

The Partnership began on December 29, 2007, and will end on January 1, 2017, and thereafter from year to year unless sooner terminated as specifically provided in Article IV of this Agreement, or any other applicable provision of this Partnership Agreement. Notwithstanding anything to the contrary herein contained, however, this Partnership Agreement shall remain in force and effect until such time as the MEMORANDUM TRACKING ACCOUNT established in Article IV has been eliminated.

ARTICLE IV - CONTRIBUTIONS TO PARTNERSHIP, FUNDING
AGREEMENT AND MEMORANDUM ACCOUNT

4.01           The partners acknowledge that each Partner shall be obligated to contribute and will, upon demand, contribute to the Partnership the amount of cash or property of agreed fair market value set out opposite the name of each on Exhibit “A” as their initial capital contributions.

4.02           In addition to the foregoing, Navitus has agreed to provide at its option, and from time to time during the term of this Agreement, additional funding to Aurora which will not exceed in the aggregate $15,000,000.00.  This is exclusive of any monies previously provided from any other sources.  Any such amounts contributed by Navitus to Aurora shall be allocated to Victory for purposes of this Partnership Agreement, notwithstanding anything in this Agreement to the contrary, and may be used by Victory for any permissible purpose.

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4.03           With regard to any such advance made by Navitus to Aurora that is then used by Victory to acquire or develop oil and gas prospects or related enterprises on behalf of Aurora, Victory agrees to pay Navitus a ten percent (10%) preferred annual return on each such investment tranche for a period of five (5) years from the date of any such advance, which amount shall be paid out to Navitus prior to any other partnership disbursements or distributions of partnership proceeds under the terms hereof.  Navitus shall be responsible for allocating any payments made to it among its partners or investors in accordance with the terms of the General Partnership Agreement of Navitus Energy Group or an agreement with an investor.   Any preferred return payments made by Victory to Navitus under the terms of this paragraph shall not constitute part of, or be credited against Navitus’s fifty percent interest (50%) interest in those partnership proceeds remaining after payment of the preferred annual return, but shall be in addition thereto.  As additional consideration for the advancement of funds, all deductible intangible drilling costs associated with Victory’s use of funds for Partnership purposes advanced shall be allocated by Aurora to Navitus under the special allocation procedures of this Agreement and the Tax Partnership Agreement attached hereto as Exhibit “B”.

4.03(1)   Subject to the terms hereof, and as additional consideration for the advancement of funds from Navitus from time to time, Victory shall issue common stock warrants to Navitus in an amount equal to one warrant for each dollar investment made by Navitus, and used by Victory in oil and gas operations, acquisitions or related enterprises on behalf of Aurora.  Victory shall have fifteen (15) business days to issue the warrants to Navitus.  The warrants shall be exercisable within a period of five (5) years of the date of the issuance of the warrants, at a price equivalent to one hundred percent (100%) of the closing price of Victory’s stock on the day such funds were initially advanced.  Navitus shall be responsible for allocating these warrants among its partners or investors in accordance with the terms of the General Partnership Agreement of Navitus, or any other applicable investor agreement.  Any shares obtained by the exercise of the referenced warrants by Navitus, or any of its partners or other investors, shall be restricted by a “leak out” restriction whereby Navitus, or the applicable partner or investor, cannot sell more than five percent (5%) of any such shares during any calendar month following the exercise date or dates of the warrants.  If the exercise of any such warrants renders Navitus, its partners or an investors an “insider,” as defined by applicable securities regulations, then Navitus, or any such partner or investor shall be subject to such other and further trading limitations as may be required to be in compliance with any such laws or regulations.  Navitus and Victory recognize that the common stock warrants provided for herein may be issued with restrictions under SEC Rule 144 and Navitus agrees to comply with any such restriction.

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4.03(2)   With regard to any such advance made by Navitus to Aurora that is not used by Victory in a manner directly attributable to the acquisition or development of a specific well or asset, those funds shall be treated as a five (5) year ten percent (10%) convertible debenture to Victory.  With respect to these funds, Victory agrees to pay Navitus a ten percent (10%) interest rate on the unpaid portion of any such Navitus investment not used for Partnership purposes, for a period not to exceed five (5) years from the date of any such advance, or until the debenture is converted to equity, whichever is the first to occur.  Further, for any funds not utilized by Victory for Partnership purposes, Victory shall issue Convertible Debentures to Navitus in an amount which, if converted into Victory common stock under the terms hereof, will entitle Navitus to that number of Victory shares equivalent to the funds advanced by Navitus, and used by Victory for purposes other than oil and gas exploration or acquisition of or development of Partnership assets, divided by the closing price of Victory’s common stock on the day such funds are advanced.  The Convertible Debenture, the terms of which will be in a Convertible Debenture Agreement to be executed by Navitus and Victory, shall also provide Navitus with an equivalent amount of common stock warrants, exercisable within five (5) years of the date of issuance of any such Convertible Debenture, at a price equivalent to one hundred and twenty-five percent (125%) of the closing price of Victory’s stock on the day such funds were initially advanced.

 At any time during the five (5) year term of any such loan, the Convertible Debenture shall provide Navitus with the option to convert any proportion of the Debenture into Victory common stock at any time in lieu of the repayment of principal and interest, and any such conversion shall be in complete satisfaction of all outstanding indebtedness associated with that proportion of the Convertible Debenture.  Navitus agrees to provide Victory with written notice of such conversion no less than fifteen (15) days prior to any such conversion.

4.03(3)   Any Convertible Debenture issued by Victory hereunder shall be subject to a “forced” or “automatic” conversion into Victory common stock during any period in which the share price of Victory common stock is equal to or exceeds two hundred percent (200%) of the share price on the day the funds were advanced, for twenty (20) consecutive trading days, and Navitus shall receive that number of shares which is equivalent to the funds used by Victory for non-Partnership purposes, divided by a price equal to one hundred percent (100%) of the closing price of Victory stock on the day funds were advanced by Navitus.  In the event of a conversion of a Convertible Debenture under the terms of this Paragraph, the Navitus loan for which the Convertible Debenture was issued shall be satisfied and fully extinguished, and any security agreement or other instrument that served as security for such loan shall be released.  Victory agrees to pay all reasonable costs and expenses, including attorney’s fees and legal expenses, in connection with the documentation of the Debenture, the Warrants, the security Agreement and other documents to be delivered hereunder.

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4.03(4)   Upon conversion of a Convertible Debenture, either forced or voluntary, the common shares obtained by such conversion shall be restricted shares and cannot be traded for a term of six (6) months from the date of the conversion, or for such longer periods of time as may be required by applicable securities laws or any regulatory body having jurisdiction in the premises.  Further, any such shares shall be restricted by a “leak out” provision whereby Navitus cannot sell more than five percent (5%) of any such converted shares during any calendar month following the date such shares become free trading and unrestricted shares.  If the conversion of any such Convertible Debenture renders Navitus an “insider” as defined by applicable securities regulations, then Navitus shall be subject to such other and further trading limitations as may be required to be in compliance with any such laws or regulations.

4.03(5)   Any loan made by Navitus hereunder can be repaid by Victory from its share of Partnership income, from funds raised through third parties or capital markets, or by the conversion of any Convertible Debenture as described above, at any time during the five (5) year term of the loan; provided, however, should Victory tender a cash payment to Navitus in repayment of any such loan, Navitus shall have the option to accept this payment in satisfaction of any such loan, or to decline the payment and elect to convert the Convertible Debenture associated with such loan if a  conversion has not otherwise occurred as of the date a cash payment is tendered.  The election to convert upon tender of a cash payment shall be made not later than the end of the first business day following the date of any such cash tender.

4.03(6)   The Conversion Price and the number of shares of common stock shall be subject to adjustment from time to time due to the subdivision or combination of stock.  If at any time or time after the Debenture date Victory shall subdivide its outstanding shares of Debenture Stock, the conversion price in effect immediately prior to such issuance shall be proportionately reduced.  If the outstanding Debenture Shares are combined into a smaller number of shares, the conversion price in effect immediately in effect prior to such combination or reverse split shall be proportionately increased.

4.04           The parties hereto recognize that since 2007, JCE and JCC have provided funding to Victory for oil and gas drilling and exploration, and for general and administrative expenses, in the amount of $11,700,000.00 and have allowed Victory to retain and use all of the Partnership income for general operational expenses and oil and gas operations.  In consideration of this initial funding the parties hereby establish a MEMORANDUM TRACKING ACCOUNT, the purpose of which is to provide a “benchmark”, or date certain, for the partition in kind of Partnership Assets, and to provide a mechanism through which Victory can provide funds for Partnership activities up to $11,700,000.00, and such other amounts as are equal to any investment tranches advanced by Navitus under Paragraph 4.02 above.

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4.05            The initial MEMORANDUM TRACKING ACCOUNT balance shall be $11,280,000.00, as of October 1, 2011.    The MEMORANDUM TRACKING ACCOUNT balance will be increased by the amount of any funds advanced by Navitus under the provisions of Paragraph 4.02 above, up to and including the amount of $15,000,000.00.  Any asset acquisition made by Victory on behalf of Aurora from funds acquired by Victory from a source or sources other than Navitus shall serve to reduce the MEMORANDUM TRACKING ACCOUNT BALANCE by an amount equal to the investment made by Victory on Aurora’s behalf.

4.06           At such time as Victory has made investments on behalf of Aurora, either through the use of Victory Energy profits or funds advanced by third parties in an amount equal to the then MEMORANDUM TRACKING ACCOUNT balance, the MEMORANDUM TRACKING ACCOUNT shall be extinguished.  Within fifteen (15) business days from the date of elimination of the MEMORANDUM TRACKING ACCOUNT, Victory and Navitus agree to partition and segregate all Aurora assets, including any pending acquisitions, into two (2) equal shares.  Fifty Percent (50%) of all existing Aurora Assets shall then be conveyed in fee to Victory, and the remaining Fifty Percent (50%) of all existing Aurora Assets shall be conveyed in fee to Navitus, notwithstanding any language to the contrary contained in this Partnership Agreement.

4.07           Upon the distribution of Aurora assets to Victory and to Navitus, the parties shall make an election in writing, within an additional fifteen (15) business days from the date of conveyance of Partnership Assets, to continue Aurora as a Texas General Partnership or to dissolve same under the terms hereof and applicable partnership law.   The failure of either party to consent to the continuation of Aurora as on ongoing entity will result in the dissolution of Aurora as stated.

4.08           Should the parties elect to continue the partnership activities of Aurora under the provisions of this Article and Article III, a new MEMORANDUM TRACKING ACCOUNT shall be established under the terms hereof, and the provisions of this Article IV shall govern such other operations and funds as may be advanced by Victory or Navitus from time to time during the remaining term of the Partnership; provided, however, as to those assets which were distributed to Victory upon elimination of the MEMORANDUM ACCOUNT, and which are no longer partnership assets,  Navitus and Victory shall have the right to participate in each new drilling operation or acquisition made or conducted by the other  on any such property, or on any property subsequently acquired by either party within a one (1) square mile area of a distributed property, by making one (1) of the following elections: (1) by electing to participate for up to a fifty percent (50%) of Victory’s or Navitus’s working interest on every new drilling activity, or property acquisition, including mineral or royalty rights or leases in the referenced  area or, (2) by electing to receive a fifteen percent (15%) carried working interest in all such activities on the referenced area, or (3) by electing to receive a three percent (3%) overriding royalty interest in any such new operations or acquisitions, proportionately reduced, in lieu of all other options.  Navitus or Victory will make the applicable election in writing, on an asset by asset basis, within five (5) business days of its receipt of written notice from the other that additional drilling operations or acquisitions are going to be conducted on any such properties.  The parties hereto agree to execute such other and further documents as may be required to effectuate the provisions of this Article 4.08, including operating agreements, exploration agreements and area of mutual interest agreements.

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4.09           Should the parties elect to terminate this Partnership in accordance with the provisions of Paragraph 4.07, or upon the termination of this Partnership at any other time in accordance with its terms, the parties hereto agree that Navitus shall have the right and option for a period of ten (10) years from the date of termination of this Partnership to participate in each new drilling operation, property or lease acquisition, or mineral or royalty acquisition made or conducted by Victory anywhere, whether in the United States or any foreign country, by making one (1) of the following optional elections: (1) by electing to participate for up to a fifty percent (50%) of Victory’s working interest on every new drilling activity or property acquisition, including mineral or royalty rights or leases in the referenced  area or, (2) by electing to receive a fifteen percent (15%) carried working interest in all such activities on the referenced area, or (3) by electing to receive a three percent (3%) overriding royalty interest in any such new operations or acquisitions, or leases,  proportionately reduced, in lieu of all other options.  Should it decide to exercise its options under the terms of this paragraph, Navitus will make the applicable election in writing, on an asset by asset basis, within five (5) business days of its receipt of written notice from Victory that additional drilling operations or acquisitions are going to be conducted.   The parties hereto agree to execute such other and further documents as may be required to effectuate the provisions of this Article 4.09, including operating agreements, exploration agreements and area of mutual interest agreements.

4.10           The partners further acknowledge that as of October 1, 2011, since the formation of the Partnership on January 1, 2008, funds have been loaned by the partnership to Victory Energy Corporation and these loans have been repaid by Victory Energy Corporation to the partnership.  These loans have been recorded in the books of Victory and Aurora as “inter-company loans”.  The balances of these inter-company loans as of October 1, 2011, are $429,583 which is represented by a loan receivable on Victory’s books and a loan payable on Aurora’s books.

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Victory and Aurora hereby agree that as of October 1, 2011, the amount of $417,567 will be removed from the loan receivable account on Victory’s books and recorded as an additional partnership investment in Aurora by Victory.  The amount of $417,567 will be removed from the loan payable account on Aurora’s books and recorded as an additional partnership investment in Aurora by Victory in the form of a “Capital Contribution.”  Future payments by Victory toward investments in oil & gas projects that qualify as a reduction of the Memorandum Tracking Account will be recorded on the books as an additional partnership investment by Victory on Victory’s books and an additional partner Capital Contribution by Victory on Aurora’s books.  All other transfers of funds between Victory and Aurora will continue to be recorded as inter-company loans subject to repayment by the party who is the beneficiary of the loaned funds.

ARTICLE V – PROFITS, LOSSES, LIABILITIES

5.01           The interest of each partner in and to any net profits of the Partnership and the obligation and liability of each Partner as among themselves with respect to any and all liabilities and losses in connection with the business of the Partnership shall be the percentage set opposite each Partner's name in Exhibit “A”, which interest is allocated fifty percent (50%) to Victory and fifty percent (50%) to Navitus; provided, however, during the term of this Agreement one hundred percent (100%) of any tax benefits or deductions which might accrue in the pursuit of Partnership Activities shall be allocated to Navitus to the extent permissible under applicable special allocation rules, and as set forth in the Tax Partnership Agreement attached as Exhibit “B” hereto, and any tax benefits or deductions which might accrue to any investments made by Navitus under Article IV hereof shall be allocated by Victory to Navitus.  Navitus shall be responsible for the distribution or allocation of any such tax benefits or deductions among its partners or investors in accordance with the terms of the Partnership Agreement of Navitus Energy Group.

5.02           In the event of a default hereunder by a Partner, the defaulting Partner does hereby indemnify the other Partners against any loss or liability exceeding the percentages set forth in Exhibit “A”.  In the event of a default hereunder by a Partner, the defaulting Partner does hereby indemnify the other Partners against any loss or liability exceeding the percentages set forth in Exhibit “A” by reason of any liability or loss resulting from such default.  No Partner shall have any right to compensation solely by reason of his contribution to the Partnership, except to share in the net profits in the percentage set opposite each Partner's name in Exhibit “A” unless other wise provided herein.  Any Partner may, however, loan to the Partnership such additional funds as the Partners may agree upon and interest at the prevailing rate per annum shall be paid thereon and charged as an expense of the partnership business.

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5.03           Distributions from the Partnership to the respective Partners shall be made at such times and in such amounts as may be determined by a vote 100% in interest, not in numbers, of the Partners; however, any distribution from the Partnership shall be made proportionately to all Partners in the percentage set opposite each Partner's name in Exhibit “A”, unless otherwise agreed, or unless otherwise specified herein.

5.04           The Partners agree that Victory shall be the tax-reporting manager for the Partnership and further agree to the provisions of the Tax Partnership Agreement attached hereto as Exhibit “B”.

ARTICLE VI – OWNERSHIP OF PARTNERSHIP PROPERTY

6.01           All real or personal property, including all improvements placed or located thereon, acquired by the Partnership shall be owned by the Partnership, such ownership being subject to the other terms and provisions of this Agreement. Subject to the provisions of Paragraphs 4.06 and 4.07 above, each Partner hereby expressly waives the right to require partition of any Partnership Property or any part thereof prior to the termination of the MEMORANDUM TRACKING ACCOUNT.

6.02           It is also expressly agreed and understood by the Partners hereto that any contribution to the Partnership and any acceptance of property into the Partnership shall be property that constitutes the sole and separate property of each individual Partner.  Any cash or monies held by the Partnership in Partnership accounts shall be the sole and separate property of each Partner to this Agreement.

ARTICLE VII - FISCAL MATTERS

7.01           The fiscal year of the Partnership shall be the calendar year.

7.02           Proper books and records shall be kept with reference to all Partnership transactions, and each Partner shall at all reasonable times during business hours have access thereto.  The books shall be kept upon such method of accounting as shall be agreed upon by the Partners.  The books and records shall include the designation and identification of any property in which the Partnership owns a beneficial interest; such records shall include, but shall not be limited to, the ownership of property (real, personal and mixed), as well as any property in which the Partnership owns an interest and the title to such property has been recorded or is maintained, in the name of one or more designated Partners without designation of the Partnership.  The books and records of the Partnership shall be reviewed annually at the expense of the Partners by a Certified Public Accountant selected by the Partners.  The appropriate Federal Partnership Income Tax Return shall also be prepared by a Certified Public Accountant.

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7.03           All funds of the Partnership shall be deposited in its name (or in the name of a nominee as provided in Paragraph 8.02) in an account or accounts maintained at a national or state bank designated by the Partners.  Checks shall be drawn upon the Partnership and shall be signed by any one of the Partners of the Partnership or by an officer of authorized agent of the Partnership.

ARTICLE VIII - MANAGEMENT OF PARTNERSHIP AFFAIRS

8.01           The Partners do hereby appoint Victory to act as Managing Partner of the Partnership.

8.02           The Managing Partner shall have full power and authority to transact the business of the Partnership and to deal with and in the Partnership properties for the use and benefit of the Partnership, and the individual partners, and, for these purposes shall have sole, complete, and plenary power and authority to manage and carry on the business thereof, and to do any and all acts and things required in connection therewith, including, by way of amplification and not by way of limitation, to borrow money and to execute any mortgages, bonds or other encumbrances, and to sell, exchange or convey title to all or any part of the Partnership properties, both real and personal, wheresoever situated, and shall have full, complete and plenary power and authority to act on behalf of and to bind the Partnership and to execute all documents and instruments incident to the conduct of the business and affairs thereof, and shall have all powers and authority, whether or not expressly set forth herein, reasonable and necessary to conduct and carry on the business of the Partnership.

8.03           The Managing Partner shall deposit Partnership funds in an account or accounts to be established at such time or times in such financial institutions (including any state or federally chartered bank or savings and loan association), and authorize withdrawals of such funds by such persons, at such times, and in such amounts, as the Managing Partner may designate.

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8.04           The Managing Partner shall be reimbursed for all Navitus expenses incurred in conducting the Partnership business, all Navitus taxes paid by the Managing Partner in connection with the Partnership business, and all Navitus costs associated with the development, organization and operation of the Partnership, and shall be entitled to a reasonable management fee for providing such services on behalf of the Partnership.  Further, the Managing Partner shall be paid a monthly management fee, at the end of each calendar month, in an amount equal to two percent (2%) of the gross receipts of the partnership during any such calendar month.

8.05           No person, firm or corporation dealing with the Partnership shall be required to inquire into, or obtain any consents or other documents as to, the authority of the Managing Partner to take any such action or to exercise any such rights or powers, including, but not limited to the execution of division orders, transfer orders, gas purchase contracts, or any other documents required by a purchaser of production necessary to get any interest owned by the Partnership in a pay status with such purchaser.

8.06           The Managing Partner shall have full power to appoint by written instrument an agent or agents or act for him upon such terms and conditions and subject to such limitations as he may specify in the instrument appointing such agents, and such agents shall thereupon have the power and authority to carry out such duties as may be specified in the instrument appointing them.

8.07           The enumeration of specific powers and authority herein shall not limit the generality or the extent of the full power and authority hereby vested in the Managing Partner to do any and all things necessary, requisite or desirable in furtherance of the purposes of the Partnership, and the only limitations upon the power and authorities of the Managing Partner to carry on the Partnership business and to deal with and in the Partnership properties for the use and benefit of the Partnership shall be the limitations expressly provided for herein.

8.08           Control of the Partnership and all of its affairs shall be in the Partners, who shall have equal rights in the management and conduct of the Partnership investments and activities.

8.09           All Partners recognize that sometimes there are practical difficulties in doing business as a Partnership, occasioned by outsiders seeking to satisfy themselves relative to the capacity of the Partner to act for and on behalf of the Partnership, or for other reasons.  Therefore, each Partner hereby specifically authorizes the other Partners to acquire all real and personal property, arrange all financing, enter contracts and complete all other arrangements needed to effectuate the purposes set forth in Article II hereof, either in his or its own name or in the name of a nominee, without having to disclose the existence of this Partnership.  If a Partner decides to carry on the business of the Partnership in his or its own name or in the name of a nominee, such Partner shall place a written declaration of trust in the Partnership books and records that acknowledges the nominee's capacity in which it acts and the name of the true or equitable owner, namely, the Partnership.

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8.10           The acquisition of Partnership Property or the creation of indebtedness of the Partnership in the name of a Partner acting as such a nominee shall not give such Partner an interest in Partnership Property or cause him to be liable for a Partnership debt in excess of his percentage of interest in the Partnership as is set opposite its name in Exhibit “A” attached hereto; provided, however, anything to the contrary contained hereinabove notwithstanding, no note or other obligation executed by such Partner as maker, the nature of which imposes no personal liability on the Partnership for the payment of such note or performance of such obligation.

The individual Partners shall not have any authority with respect to the Partnership and this Agreement to:

(1)   Do any act in contravention of this Agreement;

(2)   Do any act which would make it impossible to carry on the business of the Partnership;

(3)   Possess Partnership Property or assign the right of the Partnership or its Partners in specific Partnership Property for other than a Partnership purpose;

(4)   Make, execute, or deliver any general assignments for the benefit of creditors, or any bond, guaranty, indemnity bond or surety bond;

(5)   Assign, transfer, pledge, compromise, or release any claim of the Partnership except for full payment, or arbitrate, or consent to the arbitration of any of its disputes or controversies;

(6)   Do any of the following without the unanimous consent of all of the Partners:

(a)	Confess a judgment;

(b)	Make, execute, or deliver for the Partnership any bond, mortgage, deed of trust, guarantee, indemnity bond, surety bond, or accommodation paper or accommodation endorsement;

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(c)	Amend or otherwise change this Agreement so as to modify the rights or obligations of the Partners as set forth herein; or

(d)	Create any personal liability for any Partner other than that personal liability to which any Partner may have agreed to in writing.

8.11           The Partners shall hold regular quarterly meetings at times and places to be selected by the Partners.  In addition, 50% in interest, not in numbers, of said Partners may call a special meeting to be held in Midland County, Texas, or at any other place upon agreement of the Partners, at any time after the giving of ten (10) days notice to all of the Partners.  Any Partner may waive notice of or attendance at any meeting of the Partners, and may attend by telephone or any other electronic communication device or may execute a signed written consent.  At such meeting, the Partners shall transact such business as may properly be brought before the meeting.

8.12           Any action required by statute or by this Agreement to be taken at a meeting of the Partnership, or any action which may be taken at a meeting of the Partners, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Partners entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the Partners.  Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Partnership.

ARTICLE IX – RESTRICTION ON TRANSFERS

9.01           Except as otherwise herein, and only during the term of this Partnership Agreement, no Partner may sell, assign, transfer, encumber, or otherwise dispose of any interest in the Partnership, Partnership Property, or assets of the Partnership without the prior written consent of 100% in interest, not in numbers, of all other Partners, and shall not pass title to said interest or property in the absence of such consent, and any such prohibited transfer, if made, shall be void and without force or effect and any attempt by any Partner to dispose of his interest in violation of this prohibition shall constitute a material default hereunder.

ARTICLE X - DEFAULT BY PARTNER

10.01           The following events shall be deemed to be events of default by a Partner:

(1)   Failure of a Partner to make when due any contributions or advance required -to be made under the terms of this Agreement and the continuance of such failure for a period of ten (10) days after written notice thereof from the Manager of the Partnership to such Partner.

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(2)   Violation of any of the other provisions of this Agreement and failure to remedy or cure such violation within ten (10) days after written notice of such violation from the Manager of the Partnership or the other Partners.

(3)   The making of an assignment for benefit of creditors or the filing of a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof.

(4)   Adjudication of Partner as a bankrupt or insolvent in proceedings filed against the Partner under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States, or any state thereof without further possibility of appeal or review.

(5)   The appointment of a receiver for all or substantially all of the assets of a Partner and the failure to have such receiver discharged within thirty (30) days after appointment.

(6)   The bringing of any legal action against a Partner by his creditor on a liquidated debt of the Partner,  resulting in litigation which, in the opinion of 100% in interest, not in numbers of the other Partners, creates a real and substantial risk of involvement of the Partnership Property which will probably:

(a)	Act to their financial detriment; or

(b)	Result in such creditor, or his assigns, succeeding in or to all or a part of the interest of such Partner in the Partnership.

(7)           The failure of the Distributees to appoint, in the manner and within the time prescribed, the agent required under Paragraph 9.02.

10.02           Upon the Occurrence of an event of default by a Partner, 100% in interest, not in numbers, or more of the other Partners shall have the right, at their election, which election may be made at any time within one (l) year from the date of such default, upon giving the defaulting Partner ten (10) days written notice of such election (and provided such default is continuing on the date such notice is given) to terminate the interest of the defaulting Partner without affecting a termination of the Partnership.  In the event of such termination each and every non-defaulting Partner (hereinafter referred to as the Purchasing Partners) who voted to elect such option shall be required to purchase, pro rata, in the proportion that his interest in the Partnership bears to the aggregate of all interests in the Partnership of all non-defaulting Partners who voted to elect such option, the interest of the defaulting Partner.

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The purchase price to be paid to the defaulting Partner shall be paid in cash, or, at the option of the Purchasing Partners, by the execution and delivery of each Purchasing Partner's note payable to the order of the defaulting Partner, in the amount of the purchase price.  Said note shall bear interest at the rate of ten per cent (10%) per annum and shall be payable in ten (10) equal annual installments of principal and interest, the first such payment to be made one (1) year from the date of execution and delivery of such note, and with such note containing full prepayment privileges', without penalty.  In the event the Purchasing Partners elect to exercise the option contained in this Paragraph 10.02, the purchase price to be paid to the defaulting Partner shall be the fair market value of the defaulting Partner's interest.  Said purchase price shall be reduced by the aggregate amount of any outstanding debts to the Partnership and also any and all damages caused by the default of the defaulting Partner.  Fair market value shall be determined in the manner set forth in Article XII hereof.

Upon receipt of the aforesaid purchase price (cash or note), if any, by the defaulting Partner, the defaulting Partner shall have no further interest in the Partnership or its business or assets and the defaulting Partner shall execute and deliver such assignments and other instruments as may be reasonable to evidence and fully and effectively transfer the interest of the defaulting Partner to the non-defaulting Partners.  In the event the appropriate instruments are not delivered, after notice by the non-defaulting Partners of the Partnership that the consideration is available to the defaulting Partner, the non-defaulting Partners of the Partnership may deliver such consideration to the defaulting Partner and execute as the defaulting Partner's irrevocable agent, any such legal instruments to the appropriate continuing Partners.

No assignment or transfer of a defaulting Partner's interest as provided herein, shall relieve the defaulting Partner from any personal liability for outstanding indebtedness, liabilities, liens, and obligations relating to the partnership which may exist on the date of the assignment or transfer.  The default of any Partner hereunder shall not relieve any other Partner from his or its agreements, liabilities, and obligations hereunder.  A defaulting Partner's interest in the Partnership shall not be considered in any Partnership voting requirement.

10.03           Any Partner may agree to assist any other Partner in the event of default and said agreement or any advancement or payment made thereunder shall be secured by a lien upon the interest of the defaulting Partner in the Partnership which lien may be foreclosed, at the option of the assisting Partner.

10.04           If any Partner shall default in the performance or observance of any covenant, condition, or other provision of this Partnership Agreement to be performed or observed, any other Partner may, without waiving any claim for breach of this Partnership Agreement, and after written notice which is reasonable under the circumstances, cure such default for the account of the defaulting Partner, and the defaulting Partner shall reimburse or repay any reasonable amount paid and any reasonable expense or contractual liability so incurred, with interest at the highest lawful rate; and said obligation to reimburse and repay shall be secured by a lien upon the interest of the defaulting Partner in the Partnership, which lien may be foreclosed, at the option of the Partner exercising this option to cure default, by the non-defaulting Partners of the Partnership.

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10.05           In the event a Partner is in default under the terms of this Partnership Agreement, the lien provided for in Paragraph 4.03 hereof, at the option of 100% of the non-defaulting Partners, if they so elect, may be foreclosed by the non-defaulting Partners.

10.06           Each Partner hereby makes, constitutes, and appoints the non-defaulting Partners of the Partnership as his or its attorney in fact in the event he becomes a defaulting Partner whose interest in the Partnership has been foreclosed in the manner prescribed above and upon such foreclosure, the non-defaulting Partners of the Partnership are authorized and allowed to execute and deliver a full assignment or other transfer of the defaulting Partner's interest in the Partnership and the non-defaulting Partners of the Partnership shall have no liability to any person in making such assignment or transfer.

10.07           Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any amount due to the remaining Partners hereunder or of any damages accruing, to them by reason of the violation of any of the terms, pro visions, and covenants herein contained.  No waiver by the remaining Partners of any violation or breach shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained and forbearance by them to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

ARTICLE XI - AMENDMENT

11.01           Subject to the provisions of Article VIII, this Agreement may be amended or modified by the Partners from time to time but only by a written instrument executed by Partners owning collectively at least 100% in interest, not in numbers, in the Partnership.

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ARTICLE XII - PROCEDURE FOR APPRAISEMENT

12.02           Within ten (10) days after an appraisal is required under any provisions hereof, each group or individual, as the case may be, shall select an appraiser who is a member of the American Institute of Real Estate Appraisers. If either party fails to name an appraiser within the specified time, the other party may select the second appraiser.

12.03           The two appraisers so selected shall proceed to promptly determine the fair market value of the Partnership interest, including therein a fair market valuation of the interest and equity in the Partnership of the Partner in question taking into consideration any outstanding indebtedness, liabilities, liens, and obligations relating to the Partnership Property.  The determination of such fair market value by the two appraisers, selected-as hereinabove provided, shall be final and binding upon all parties and if the two appraisers so selected are unable to agree upon such fair market value, said two appraisers shall select a third appraiser (who shall also be a member of the American Institute of Real Estate Appraisers) whose determination as to such fair market value shall be averaged with the appraisals of the other two appraisers, and the average of the three appraisals shall be conclusive evidence as to such fair market value and shall be final and binding upon all parties.  The appraisers shall deliver a written report of their appraisal to the Partners of the Partnership who shall provide copies thereof to all interested parties.

12.04           Each party shall pay the fee and expense of the appraiser selected by such party, and, if a third appraiser is selected, the fee of the third appraiser shall be borne equally by the parties appointing the other two appraisers.

ARTICLE XIII - TERMINATION OF THE PARTNERSHIP

13.01           In addition to the termination methods set forth in Article III and Article IV of this Agreement, the Partnership may be terminated at any time at a specially called meeting upon the affirmative vote of 100% in interest, not in numbers, of the Partners.  Upon such termination, the assets of the Partnership shall be applied as follows: to payment of the outstanding Partnership liabilities, although an appropriate reserve may be maintained and the amount determined by the Partners of the Partnership for any contingent liability until said contingent liability is satisfied, and the balance of such reserve, if any, shall be distributed together with any other sums remaining after payment of the outstanding Partnership liabilities to the Partners as their interest appears on Exhibit “A” unless otherwise provided herein.

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ARTICLE XIV - PRIOR AGREEMENTS

14.01           The Partners have heretofore entered into various agreements in an attempt to form a partnership, and have operated under these agreements since the effective date of this Agreement.  While the Partners intended to form a partnership under these agreements, these agreements are not cohesive.  The prior Agreements which the Partners entered into are a “Fund Agreement” between Victory Energy Corporation and James Capital Energy, LLC, dated December 29, 2007, a “Consulting Agreement” between Victory Energy Corporation and James Capital Consulting, LLC dated October 7, 2007, a “Memorandum of Agreement” between Victory Energy Corporation and James Capital Energy, LLC, setting out the ownership of the Partners in the Partnership assets, and a “Letter Agreement” between Victory Energy Corporation and Ronald W. Zamber, dated September 27th, 2007, in which Ronald W. Zamber acquired an interest in the partnership assets, which interest is now owned by James Capital Consulting, LLC.

14.02           To effectuate the purposes hereof, the Partners do hereby revoke all prior agreements between them relating to the Partnership or the Partnership assets and do hereby declare all such agreements null and void.  Further, each of the Partners hereto do hereby convey to the other sufficient partnership interests necessary to result in each Partner’s ownership interest as set forth in Exhibit “A” hereto, it being the intent of the Partners hereto that the Partnership interests be owned as set forth in Exhibit “A” and not as set forth in any prior agreement which has been revoked and cancelled herein.

ARTICLE XV - MISCELLANEOUS PROVISIONS

15.01           Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at the respective addresses set forth on Exhibit “A” or at such other addresses as may have been theretofore specified by written notice delivered in accordance herewith.

15.02           This Agreement shall be construed under and in accordance with laws of the State of Texas.

15.03           The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the Partnership created by this Agreement.

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15.04           The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

15.05           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

15.06           In case any one or more of the provisions contained in this Partnership Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Partnership Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

15.07           This partnership Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original.

15.08           Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

15.08           IN THE EVENT OF ANY DISPUTE, ARISING OUT OF OR RELATING TO THIS CONTRACT, OR THE BREACH THEREOF, THE PARTIES FIRST AGREE TO PARTICIPATE IN AT LEAST EIGHT (8) HOURS OF MEDIATION IN ACCORDANCE WITH THE COMMERCIAL MEDIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, BEFORE HAVING RECOURSE TO ARBITRATION.

If the mediation procedure provided for herein does not resolve any such dispute, the parties agree that all disputes between the parties shall be resolved by binding arbitration administered by the American Arbitration Association in accordance with its commercial arbitration rules and pursuant to the Federal Arbitration Act, 9 U.S.C Sections 1-14. Judgment upon the award rendered by the arbitrator may be entered in any Court having Jurisdiction. The term “disputes” shall include, but is not limited to, all claims, demands and causes of action of any nature, whether in contract or in tort, at law or in equity, or arising under or by virtue of any statute or regulation or judicial reason, that are now recognized by law or that may be created or recognized in the future, for resulting past, present, and future personal injuries, contract damages, intentional and/or malicious conduct, actual and/or constructive fraud, statutory and/or common law fraud, class action suit, misinterpretations of any kind and/or character, liable, slander, negligence, gross negligence, and/or deceptive trade practices/consumer protection act damages, and for all other losses, damages and/or remedies of any kind and/or character, including without limitation, all actual damages, exemplary and punitive damages, all attorneys’ fees, all penalties of any kind, prejudgment interest and costs of court by virtue of the matters alleged and/or matters arising between the parties. The award of the arbitrator issued pursuant hereto shall be final, binding and non-appealable.

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15.09           This Agreement supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

EXECUTED by the Parties on the dates set forth below, but effective as of the day and year above first written.

VICTOR ENERGY CORPORATION	THE NAVITUS ENERGY GROUP, (a Texas General Partnership)

By:	By:
Its:	Its:
Date:	Date:

JAMES CAPITAL CONSULTING, LLC	JAMES CAPITAL ENERGY, LLC

By:	By:
Its:	Its:
Date:	Date:

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ACKNOWLEDGMENT

STATE OF	§
§
COUNTY OF	§

BEFORE ME, the undersigned Notary, on this day personally appeared _______________, the _______________ of VICTORY ENERGY CORPORATION, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN under my hand and seal of office this ___ day of _________________, 2011.

NOTARY PUBLIC, State of

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ACKNOWLEDGMENT

STATE OF	§
§
COUNTY OF	§

BEFORE ME, the undersigned Notary, on this day personally appeared _______________, the _______________ of THE NAVITUS GROUP, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN under my hand and seal of office this ___ day of _________________, 2011.

NOTARY PUBLIC, State of Texas

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ACKNOWLEDGMENT

STATE OF	§
§
COUNTY OF	§

BEFORE ME, the undersigned Notary, on this day personally appeared _______________, the _______________ of JAMES CAPITAL CONSULTING, LLC, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN under my hand and seal of office this ___ day of _________________, 2011.

NOTARY PUBLIC, State of

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ACKNOWLEDGMENT

STATE OF	§
§
COUNTY OF	§

BEFORE ME, the undersigned Notary, on this day personally appeared _______________, the _______________ of JAMES CAPITAL ENERGY, LLC, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN under my hand and seal of office this ___ day of _________________, 2011.

NOTARY PUBLIC, State of

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